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                                                                    EXHIBIT 99.1



CONTACT:     Robert Gross
             President and Chief Executive Officer
             (585) 647-6400

             Catherine D'Amico
             Executive Vice President - Finance
             Chief Financial Officer
             (585) 647-6400

             Investor Relations:
             Cara O'Brien/Melissa Myron
             Media Contact:
             Stephanie Sampiere
             Financial Dynamics
             (212) 850-5600


FOR IMMEDIATE RELEASE
---------------------

          MONRO MUFFLER BRAKE, INC. DECLARES THREE-FOR-TWO STOCK SPLIT

     ROCHESTER, N.Y. - SEPTEMBER 17, 2003 - MONRO MUFFLER BRAKE, INC. (NASDAQ:
MNRO) today announced that its Board of Directors declared a three-for-two stock split in the form of a 50% stock dividend payable to shareholders of record at the close of business on October 21, 2003. The additional shares will be distributed on October 31, 2003. Payment for fractional shares will also be distributed on this date. Shareholders will receive one additional share of the Company's common stock for every two shares of the Company's common stock held on the record date. Monro Muffler Brake, Inc. had 8,647,573 shares outstanding on September 16, 2003.

     Robert G. Gross, President and Chief Executive Officer stated, "Our Board of Directors approved this stock split based upon our continued strong financial performance, confidence in our ability to achieve sustained growth of our business, and our desire to provide maximum value to our shareholders. We are optimistic that increasing the number of shares outstanding will improve our stock's liquidity and thereby encourage additional market interest and broader ownership."

     Upon completion of the stock split, Monro will have approximately 2,000,000 authorized shares remaining. To provide sufficient flexibility for future growth, Monro will file a proxy statement with the Securities and Exchange Commission to propose increasing the Company's

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authorized common stock to 20,000,000 from 15,000,000. A special meeting of stockholders will be scheduled for early December 2003 to vote on this issue. While the Company has no present plans to issue more shares, the increase in authorized shares will provide the Company with greater flexibility in planning future growth, acquisitions and financing requirements.

     Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Speedy Auto Service by Monro, Kimmel Tires - Auto Service and Tread Quarters Discount Tires. The Company currently operates 562 stores and has 18 dealer locations in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana, Rhode Island, Delaware and Michigan. Monro's stores provide a full range of services for exhaust systems, brake systems, steering and suspension systems, tires and many vehicle maintenance services.

The statements contained in this press release that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. These factors include, but are not necessarily limited to, product demand, dependence on and competition within the primary markets in which the Company's stores are located, the need for and costs associated with store renovations and other capital expenditures, the effect of economic conditions, the impact of competitive services and pricing, product development, parts supply restraints or difficulties, industry regulation, risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates), continued availability of capital resources and financing, risks relating to integration of acquired businesses and other factors set forth elsewhere herein and in the Company's Securities and Exchange Commission filings, including the report on Form 10-K for the fiscal year ended March 29, 2003.

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